Exhibit 10.100
CORE NATURAL RESOURCES, INC. (the “Company”)
RESTRICTED STOCK UNIT AWARD AGREEMENT
Name of Grantee: [____] (the “Grantee”)
Date of Award: February 18, 2025 (the “Award Date”)
Number of RSUs: [____]
Effective as of the Award Date, Core Natural Resources, Inc. (the “Company”) has awarded the Grantee the number of restricted stock units (the “RSUs”) set forth above pursuant and subject to the provisions of the Core Natural Resources, Inc. 2020 Amended and Restated Omnibus Performance Incentive Plan (as may be amended from time to time, the “Plan”) and the terms and conditions set forth in this Restricted Stock Unit Award Agreement (the “Agreement”), which Agreement includes the “Terms and Conditions of RSU Agreement” attached hereto as Schedule A.
CORE NATURAL RESOURCES, INC.

___________________________
[NAME]
[TITLE]
Acceptance:
To confirm your acceptance of the terms and conditions of this Agreement and of the Plan, within 30 days of issuance of this Agreement, please (i) sign this Agreement below and return the signed copy to the Company at [XXXX] or (ii) if provided on an online platform, please check the “Accept” button on such platform.
GRANTEE:
_______________________________

□ ACCEPT

Schedule A
Core Natural Resources, Inc.
Restricted Stock Unit Awards (Director Awards)
(Service-Based)
Terms and Conditions of RSU Agreement
1.RSU Grant: Effective as of February 18, 2025 (the “Award Date”), Core Natural Resources, Inc. (the “Company”) granted to the Grantee service-based Restricted Stock Units with respect to a specified number of shares of Common Stock as set forth in this Agreement (the “RSUs”). By accepting the RSUs, the Grantee acknowledges and agrees that (i) the RSUs are subject to this Agreement and the terms of the Core Natural Resources, Inc. 2020 Amended and Restated Omnibus Performance Incentive Plan (as may be amended from time to time, the “Plan”) and (ii) this Agreement and the Plan set forth the entire understanding between the Grantee and the Company regarding the RSUs and supersede all prior oral and written agreements, promises and/or representations on the terms of the RSUs. Each capitalized term not defined in this Agreement has the meaning assigned to such term in the Plan.
2.Stockholder Rights: The Grantee will have no rights as a holder of shares of Common Stock with respect to the RSUs granted hereunder. Notwithstanding the foregoing, the Grantee will have the right to receive a cash payment (the “Dividend Equivalent Payment”) with respect to the RSUs (if any) that vest pursuant to this Agreement in an amount equal to the aggregate cash dividends that would have been paid to the Grantee if the Grantee had been the record owner, on each record date for a cash dividend during the period from the Award Date through the settlement date of the RSUs, of a number of shares of Common Stock equal to the number of RSUs that actually vest under this Agreement. The Dividend Equivalent Payment will be made at the time the RSUs are settled. The Grantee will not be entitled to receive any payments with respect to any non-cash dividends or other distributions that may be made with respect to shares of Common Stock (but, for clarity, the RSUs will be subject to adjustment for such non-cash dividends or other distributions pursuant to Section 3(d) of the Plan).
3.Transferability: The RSUs shall not be sold, transferred, assigned, pledged or otherwise encumbered or disposed, except by will or the laws of descent and distribution.
4.Vesting: The RSUs shall vest on February 18, 2026 (the “Vesting Date”); provided that the Grantee continues to be engaged by the Company through the Vesting Date, except as otherwise provided below.
5.Termination of Service:
a.Without Cause or Any Resignation. In the event of the Grantee’s termination of service at any time prior to the Vesting Date by the Company without Cause or by the Grantee for any or no reason, a pro-rated portion of the RSUs shall vest as of
Sched. A-1

the date of such termination in an amount determined by multiplying (i) the total number of RSUs granted under this Agreement, by (ii) a fraction, the numerator of which is the number of days during the period beginning on the Award Date and ending on the date of such termination of service, and the denominator of which is 365. Any RSUs that do not vest on the date of such termination will be forfeited. The vested RSUs shall be settled as described in Section 7 below.
b.Death or Disability. In the event of the Grantee’s termination of service at any time prior to the Vesting Date by reason of death or by the Company due to the Grantee’s Disability, the RSUs shall vest in full as of the date of such termination. The vested RSUs shall be settled as described in Section 7 below.
c.For Cause. In the event of the Grantee’s termination of service at any time prior to the Vesting Date by the Company for Cause, all unvested RSUs will be forfeited.
6.Change in Control: Except as otherwise may be provided pursuant to Section 12 of the Plan, in the event of a Change in Control at any time after the Award Date and prior to the Vesting Date, the RSUs shall be eligible to vest as follows:
a.RSUs Assumed in Change in Control. In the event the RSUs become a Substitute Award in connection with such Change in Control, the RSUs will continue to be eligible to vest on the Vesting Date, subject to the Grantee’s continued service with the Company through such Vesting Date, and shall be settled as described in Section 7 below. Notwithstanding the foregoing, in the event of the Grantee’s termination of service by the Company without Cause, by the Grantee for any or no reason, by reason of death or by the Company due to Grantee’s Disability, in any case, at any time on or following the date of the Change in Control and prior to the Vesting Date (a “Change in Control Qualifying Termination”), the RSUs shall vest in full as of the date of such Change in Control Qualifying Termination and shall be settled as described in Section 7 below.
b.RSUs Not Assumed in Change in Control. In the event the RSUs do not become a Substitute Award in connection with such Change in Control, the RSUs shall vest in full as of the date of such Change in Control, subject to the Grantee’s continued service with the Company through such date, and shall be settled as described in Section 7 below.
7.Settlement: Any RSUs not previously forfeited shall be settled by delivery of one share of Common Stock for each RSU that vests. The vested RSUs shall be settled as soon as practicable after the applicable vesting date (including, without limitation, for this purpose vesting upon the Grantee’s termination of service as provided in Section 5(a), Section 5(b) and Section 6(a) in connection with a Change in Control Qualifying Termination or vesting upon a Change in Control as provided in Section 6(b)), but in no event later than 60 days after the applicable vesting date.
Sched. A-2

8.Tax Withholding: The Grantee is solely responsible for the satisfaction of all taxes and penalties that may arise in connection with the RSUs.
9.No Right to Continued Service: The Grantee understands and agrees that this Agreement does not impact the right of the Company or any of its affiliates engaging the Grantee to terminate or change the terms of the Grantee’s service at any time for any reason, with or without cause.
10.Agreement Governs: In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of this Agreement shall govern; provided that Section 3(d), Section 12 and Section 13(b) of the Plan shall govern over any conflicting provision of this Agreement.
11.Captions: Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
12.Severability: In the event that any provision in this Agreement shall be held invalid or unenforceable for any reason, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.
13.Definitions:
a.“Cause” has the meaning given to such term in the Grantee’s offer letter or other applicable service agreement with the Company, a subsidiary of the Company or any predecessor to the Company or a subsidiary, or if there is no such definition, as defined in the Plan.
b.“Change in Control” means, notwithstanding anything in the Plan to the contrary, the earliest to occur of: (1) any one “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (C) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Shares), or more than one “person” acting as a “group,” is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Shares that, together with the Shares held by such “person” or “group,” possess more than 40% of the total fair market value or total voting power of the Shares and other stock of the Company; (2) a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (3) the sale of all or substantially all of the Company’s assets (which shall be determined in the sole discretion of the Committee); provided, however, that, in addition to the foregoing, such event must also qualify as a “Change in Control” event within the meaning of Treas. Reg. Section 1.409A-3(i)(5)(i) with respect to the Company. For the avoidance of
Sched. A-3

doubt, references within this definition of “Change in Control” to the “Company” are solely to Core Natural Resources, Inc., such that a sale of a subsidiary of Core Natural Resources, Inc. shall not constitute a “Change in Control” under this Agreement unless otherwise determined in the sole discretion of the Committee.
c.“Disability” has the meaning given to such term in the Plan.

Sched. A-4